                                  EXHIBIT 99.2




                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                       OF
                         ADVANTAGE LIFE PRODUCTS, INC.
                         FOR THE TEN MONTH PERIOD ENDED
                               FEBRUARY 28, 1997

                         ADVANTAGE LIFE PRODUCTS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                               FEBRUARY 28, 1997


                                    ASSETS

CURRENT ASSETS:
 Cash                                                                                     $        100
 Note receivable                                                                             1,600,000
 Other receivables                                                                              11,510
                                                                                           -----------
    Total current assets                                                                     1,611,610
                                                                                           -----------
PROPERTY AND EQUIPMENT:
  Land and improvements                                                                      1,426,592
  Buildings and structures                                                                     361,662
  Machinery and equipment                                                                      285,479
  Construction in progress                                                                      37,916
                                                                                           -----------
                                                                                             2,111,649
Less:  accumulated depreciation                                                               (388,333)
                                                                                           -----------
  Total property and equipment                                                               1,723,316
                                                                                           -----------
  Unamortized goodwill                                                                       2,275,476
                                                                                           -----------
            TOTAL ASSETS                                                                   $ 5,610,402
                                                                                           ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable and current portion of long-term debt                                      $    88,561
  Accounts payable                                                                           1,163,886
  Accrued royalties                                                                            518,696
  Other accrued expenses                                                                       209,443
  Other current liabilities                                                                    235,554
                                                                                           -----------
    Total current liabilities                                                                2,216,140
                                                                                           -----------

LONG-TERM DEBT:
  Long-term debt                                                                               413,771
  Deferred income - VIP leases                                                                 313,570
  Refundable memberships                                                                        40,000
                                                                                           -----------
      Total long-term debt                                                                     767,341
                                                                                           -----------
         TOTAL LIABILITIES                                                                   2,983,481
                                                                                           -----------
STOCKHOLDERS' EQUITY:
 Preferred stock, no par value; 1,250,000 authorized; 1,000,000 shares issued and
  outstanding                                                                                1,000,000
 Common stock, $0.16 par value; 25,000,000 shares authorized; 10,898,497 shares
  issued and outstanding                                                                     1,743,760
 Accumulated deficit                                                                          (116,839)
                                                                                           -----------

         TOTAL STOCKHOLDERS' EQUITY                                                          2,626,921
                                                                                           -----------
                 TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                  $ 5,610,402
                                                                                           ===========




                See notes to consolidated financial statements.

                         ADVANTAGE LIFE PRODUCTS, INC.
                                  CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                                TEN MONTHS ENDED
                                                FEBRUARY 28, 1997
                                                -----------------
REVENUES:
  Revenues                                       $   696,123
  Returns and allowances                             (25,000)
                                                 -----------
Net Revenues                                         671,123

COST AND EXPENSES:
  Cost of sales                                      407,671
  Selling, general and administration                285,726
                                                 -----------
Operating Loss                                       (22,274)

OTHER INCOME (EXPENSES):
  Other income (expense)                             (16,886)
                                                 -----------

NET LOSS                                         $   (39,160)
                                                 ===========

NET LOSS PER SHARE                               $    (0.016)
                                                 ===========

AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                               2,434,534
                                                 ===========





                See notes to consolidated financial statements.

                         ADVANTAGE LIFE PRODUCTS, INC.
                                    NOTES TO
                       CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE A - GENERAL

The financial statements of Advantage Life Products, Inc., a Delaware corporation ("Advantage Life" or the "Company") as of February 28, 1997 and for the ten months then ended are unaudited and, in the opinion of Advantage Life, reflect all adjustments necessary for a fair presentation of such data and have been prepared on a basis consistent with the April 30, 1996 Audited Financial Statements. All such adjustments made were of a normal recurring nature. The Company's significant accounting policies are described in the notes to the April 30, 1996 Audited Financial Statements and there have been no material changes in significant accounting policies from those described therein.

The consolidated financial statements include the accounts of Advantage Life and its wholly-owned subsidiary, Treasure Rockhound Ranches, Inc., a Texas corporation ("Treasure Rockhound"). Advantage Life has one wholly-owned, inactive subsidiary, Environmental Professionals, Inc., a Florida corporation ("Environmental Professionals"), whose operations were discontinued in May, 1996.

In 1993, Advantage Life acquired the assets of Lasting Cosmetics, Inc. ("Lasting Cosmetics"), a privately owned, New York based cosmetics marketing company. In 1994, Lasting Cosmetics entered into a marketing and distribution agreement with Guthy-Renker Corporation for the distribution of a certain product via infomercials. Due to difficulties with the airing of the infomercials, Advantage Life attempted to sell the product to salons via direct marketing methods in early 1995. When direct marketing failed, the Company discontinued this operation and is currently in the process of winding up the affairs of Lasting Cosmetics.

In mid-1995, Advantage Life entered into an agreement and plan of merger under which Environmental Professionals, a New Jersey based environmental services firm would merge with Advantage Acquisition, Inc., a newly formed acquisition subsidiary of Advantage Life. The surviving entity would be Environmental Professionals. Environmental Professionals provided various environmental remediation services to industrial clients, major oil companies and environmental consultants. In May 1996, as the result of the insolvency of a major customer, and Environmental Professionals' inability to obtain other sources of funding, Environmental Professionals was unable to meet its current obligations and ceased operations. Environmental Professionals had pledged vehicles on loans to a bank, and in addition, had pledged all other assets, including its accounts receivable and tangible and intangible assets on a line of credit to the same bank. The bank filed an action and took possession of the assets of Environmental Professionals, and a Statutory Receiver was appointed in August of 1996. In light of the fact that Advantage Life does not have control of Environmental Professionals, and due to the fact that it is a non-operating subsidiary, management has decided to deconsolidate Environmental Professionals.

In September 1996, Advantage Life acquired all of the assets of Universal Mica Furniture, Inc. ("Universal Mica"), a retail home furniture store in Farmingdale, New York. Advantage Life paid $2,000,000 to Universal Mica by issuing 480,000 shares of its common stock and its promissory note in the original principal amount of $800,000 (the "Universal Mica Note"). In January 1997, this acquisition was rescinded, and the common stock of Advantage Life and the Universal Mica Note were returned to Advantage Life.

On February 21, 1997, Advantage Life and its newly formed acquisition subsidiary, Advantage Life Acquisition One, Inc. ("Advantage Life Acquisition"), entered into an Agreement and Plan of Reorganization (the "Agreement") by and among Advantage Life and its subsidiary, Advantage Life Acquisition and Channel America Broadcasting, Inc., a Florida corporation ("Channel America") and its subsidiary, Technology Holdings, Inc. ("Technology Holdings"), Vietri Investments, Ltd., a foreign corporation ("Vietri"), Roscom, Ltd., a foreign corporation ("Roscom"), Alan Lipstein, an individual ("Lipstein") and Gerald Norton, an individual ("Norton") and acquired 100% of the issued and outstanding stock of Technology Holdings' subsidiary, Treasure Rockhound, for 6,000,000 shares of Advantage Life's restricted common stock, a note payable to Technology Holdings for $750,000 and Advantage Life assumed certain liabilities of Technology Holdings totaling approximately $658,000. Advantage Life assumed the debts, liabilities and obligations of Treasure Rockhound set forth on the balance sheet of Treasure Rockhound contained in the Reorganization Agreement in the same manner as if Advantage Life had itself incurred them. In conjunction with this Agreement, Vietri, Roscom, Lipstein and Norton returned to Advantage Life a total of 6,700,000 shares of the Company's common stock, in return for forgiveness of all indebtedness owed to Advantage Life by Vietri, Roscom and Norton, and all but $600,000 of indebtedness owed to Advantage Life by Lipstein. Also in conjunction with this Agreement, Advantage Life agreed to sell Lipstein or his assigns a total of 5,000,000 shares of Advantage Life's Series A Preferred Stock for $1.00 per share.

The primary business of Treasure Rockhound is owning and operating recreational resorts and recreational vehicle ("RV") campgrounds located across the United States. Treasure Rockhound, in business since 1974, operates through its private membership organization, Camper Ranch Club of America ("Camper Ranch Club"), offering its members five recreational resorts located in Arizona, New Mexico and Texas. Treasure Rockhound owns approximately 5,100 acres and leases approximately 7,300 other acres from individuals, states and the federal government. Camper Ranch Club has a total membership of over 8,500 with 5,300 active dues-paying members.

The executive officers of Advantage Life, after the effective date of the Reorganization Agreement, are: Richard J. Diamond, President and Chief Executive Officer and Donald R. Mastropietro, Vice President of Finance, Chief Financial Officer, Treasurer and Secretary.

NOTE B - ACCOUNTING FOR THE ACQUISITION OF TREASURE ROCKHOUND RANCHES, INC.

On February 21, 1997, the Company acquired 100% of the issued and outstanding stock of Treasure Rockhound. For financial reporting purposes, the acquisition of Treasure Rockhound was accounted for as a reverse purchase acquisition under which the companies are recapitalized to include the historical financial information of Treasure Rockhound and the assets and liabilities of Advantage Life revalued to reflect the market value of Advantage Life's outstanding shares. As closing occurred in the middle of a month on February 21, 1997, the transaction has been recorded as of February 28, 1997. The only operating revenues that Advantage Life currently receives are those generated by Treasure Rockhound.

NOTE C - COMMON AND PREFERRED STOCK

COMMON STOCK - The Company has authorized 25,000,000 shares of common stock at $0.16 par value. As of February 28, 1997, 10,898,497 common shares are issued and outstanding.



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


In October 1994, Advantage Life effected a one for three reverse stock split. In August 1995, Advantage Life effected a one for twenty reverse stock split, and on the same date effected a 100% stock dividend. On June 24, 1996, Advantage Life effected a one for twenty reverse stock split. All common stock transactions have been retroactively restated for all periods presented as a result of these reverse stock splits and stock dividends.

In June 1996, Advantage Life issued 455 post-split shares to various shareholders to adjust for the one for twenty reverse stock split of June 24, 1996. In July 1996, Advantage Life entered into a Capital Stock Purchase Agreement for the sale of 300,000 shares to Vietri, an unrelated entity, for a promissory note from Vietri in the principal amount of $150,000 which matures August 31, 1997. In August 1996, Advantage Life entered into a Capital Stock Purchase Agreement for the sale of 200,000 shares to Cimtran, Ltd. ("Cimtran"), an unrelated entity, for a total consideration of $2,500,000. Under the terms of the agreement with Cimtran, Advantage Life was to receive $100,000 in cash and a promissory note from Cimtran in the principal amount of $2,400,000 with a maturity date of August 31, 1997. This agreement with Cimtran was subsequently rescinded. In October 1996, Advantage Life entered into a Capital Stock Purchase Agreement for the sale of 1,000,000 shares to Vietri for a total consideration of $500,000. Under the terms of this agreement with Vietri, Advantage received $85,000 in cash and a promissory note from Vietri in the principal amount of $415,000 which matures August 31, 1997.

During the quarter ended January 31, 1997, Advantage Life issued shares pursuant to a Capital Stock Purchase Agreement for the sale of 5,000,000 shares to Alan Lipstein, for a total consideration of $2,500,000. Under the terms of the agreement with Lipstein, Advantage Life received $100,000 in cash and a promissory note from Lipstein in the principal amount of $2,400,000 which matures August 31, 1997. Also during the quarter ended January 31, 1997, Advantage Life issued shares pursuant to a Capital Stock Purchase Agreement for the sale of 5,000,000 shares to Gerald Norton, for a total consideration of $2,500,000. Under the terms of the agreement with Norton, Advantage Life received a promissory note from Norton in the principal amount of $2,500,000 which matures August 31, 1997.

On February 21, 1997, Advantage Life and its newly formed subsidiary, Advantage Life Acquisition, entered into an Agreement and Plan of Reorganization by and among Advantage Life and its subsidiary, Advantage Life Acquisition, and Channel America and its subsidiary, Technology Holdings, (the "Agreement") to acquire 100% of the issued and outstanding stock of Technology Holdings' subsidiary, Treasure Rockhound, for 6,000,000 shares of Advantage Life's restricted common stock, a note payable to Technology Holdings for $750,000 and Advantage Life assumed certain liabilities of Technology Holdings totaling approximately $658,000. In conjunction with this Agreement, Vietri, Roscom, Lipstein and Norton agreed to return to Advantage Life a total of 6,700,000 shares of the Company's common stock in return for forgiveness of all indebtedness owed to Advantage Life by Vietri, Roscom and Norton, and all but $600,000 of indebtedness owed by Lipstein. The amount owed by Lipstein is classified as a note receivable on the accompanying unaudited consolidated balance sheet.

As of March 26, 1997, the Company has 10,898,497 common shares issued and outstanding.


PREFERRED STOCK - The Company has authorized 1,250,000 shares of preferred stock at no par value. Without the approval of the stockholders, the Company's Board of Directors has the power to designate and issue classes of preferred stock and determine the rights and preferences of each class of preferred stock. The rights and preferences of the preferred stock so determined may adversely affect the voting power and dividends of the common stock. As of April 30, 1996, no preferred shares were issued and outstanding. During the nine month period ended January 31, 1997, the Company's Board of Directors approved the issuance of 1,000,000 preferred shares. As of February 28, 1997, 1,000,000 shares of the Company's Series A Preferred Stock were issued and outstanding.

Series A Preferred Stock- The Board of Directors has established this series with 1,250,000 shares authorized, no par value.

The Series A Preferred Stock has no voting rights except as provided by operation of law, is not convertible into common stock, shall be entitled to receive dividends as declared by the Board of Directors and is redeemable by the Company.

On February 21, 1997, Advantage Life sold 1,000,000 shares of Series A Preferred Stock to Advantage Holdings, Inc. ("Advantage Holdings"), an unrelated entity, owned by Advantage Life's former President and Chairman of the Board, Alan Lipstein, in exchange for a promissory note totaling $1,000,000, the principal of which is payable in three equal annual installments beginning February 22, 1998. Interest, at an annual rate of 8%, shall be payable on the outstanding principal balance of the promissory note on a quarterly basis, and the preferred shares shall be held by Advantage Life as collateral for the transaction. The amount owed by Lipstein is classified as a note receivable on the accompanying unaudited consolidated balance sheet.

Advantage Holdings also has an option to acquire an additional 4,000,000 shares of preferred stock for a purchase price of $1.00 per share upon an increase of Advantage Life's authorized preferred stock from 1,250,000 to 25,000,000 shares.